Exhibit 99.1

WYNDHAM DESTINATIONS ANNOUNCES FINANCIAL COVENANT AMENDMENTS FOR CREDIT FACILITIES AND REPORTS PRELIMINARY SECOND QUARTER 2020 FINANCIAL RESULTS

INVESTOR CONFERENCE CALL - JULY 30, 2020 AT 8:00 A.M. ET

ORLANDO, Fla. (July 20, 2020) - Wyndham Destinations, Inc. (NYSE:WYND) (the “Company”) announced today that it has entered into an amendment (the “Credit Amendment”) to its $1.0 billion revolving credit facility (the “Revolving Credit Facility”). The Company also announced preliminary second quarter 2020 financial results and updated its full year Adjusted Free cash flow outlook.

"We are pleased to deliver on our financial and operational objectives in the second quarter and believe they reinforce the resiliency of our business model. As expected, we were Adjusted Free cash flow positive in the first half of the year and we finished the quarter with 85% of our resorts open,” said Michael D. Brown, President and CEO of Wyndham Destinations. “With the continued and likely extended period of uncertainty with COVID-19, the amendment announced today provides us with additional near-term flexibility to mitigate any impact on the leisure travel industry. We are very thankful to our valuable lending partners for their ongoing support and partnership. Our liquidity position is strong and we are confident that we will emerge stronger once leisure travel returns to normal.”

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The Credit Amendment establishes a covenant relief period and modifies the existing quarterly-tested financial covenants from the date of the Credit Amendment until the earlier of (i) April 1, 2022 and (ii) termination by the Company of the relief period, subject to certain conditions. Among other things, the Credit Amendment raises the first lien leverage-based financial covenant by varying levels for each applicable fiscal quarter during the relief period to provide the Company with significant financial flexibility.

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Maintains the ability to pay current dividends and continue to invest in its business throughout the covenant relief period. The Company expects to recommend a third quarter dividend of $0.30 per share for approval by the Company’s Board of Directors in August.

•	The Company expects to report second quarter 2020 net loss from continuing operations of $164 million and Adjusted EBITDA(1) of $16 million.

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The Company expects to report second quarter 2020 Net cash provided by operating activities from continuing operations of $73 million and Adjusted Free cash flow from continuing operations of $166 million.

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The Company is withdrawing its previous outlook for 2020 full year Adjusted Free cash flow from continuing operations of $100 million to $150 million and instead is targeting to be Adjusted Free cash flow positive for the full year.

Key Terms of the Credit Amendment:

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The first lien leverage-based financial covenant for the Revolving Credit Facility will be increased by varying levels for each applicable fiscal quarter during the covenant relief period, in each case which represents an increase to the existing leverage-based financial covenant of 4.25:1.00 (see below).

•	The minimum interest coverage ratio will be 2.0x through the end of the relief period.

•	The Company has maintained the ability to pay the existing level of dividends per share.

•	Adds a minimum liquidity covenant of $250 million during the covenant relief period.

•	The minimum liquidity covenant will increase by $0.50 for every $1.00 of dividend distribution during the relief period.

•	The Company has the option to terminate the relief period at its discretion (subject to certain conditions), at which time those restrictions established by the Credit Amendment would be lifted.

PJT Partners served as independent financial advisor to the Company on its credit facility amendment.
First Lien Leveraged-Based Financial Covenant during Covenant Relief Period

(1) This press release includes Adjusted EBITDA and Adjusted Free cash flow from continuing operations, which are metrics that are not calculated in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”). See "Presentation of Financial Information" and the financial schedules for the definitions and reconciliations of these non-GAAP measures in accordance with GAAP.

The minimum first lien leverage ratio for the Revolving Credit Facility during covenant relief period or until early termination thereof is as follows:

◦	Quarter ended September 30, 2020: <6.50x

◦	Quarter ended December 31, 2020: <7.50x

◦	Quarter ended March 31, 2021 through the quarter ended June 30, 2021: <7.50x (with annualization1)

◦	Quarter ended September 30, 2021: <6.75x (with annualization1)

◦	Quarter ended December 31, 2021: <6.00x

◦	Quarter ended March 31, 2022: <5.25x

1 For the purposes of calculating the first lien leverage ratio in certain specified quarters during the relief period, the Company may, by providing the requisite notice to the administrative agent and complying with other requirements set forth in the amendment, elect to calculate the consolidated EBITDA on an annualized basis for the applicable test period (see 8k for further details).

Preliminary Financial Data

The preliminary financial information included in this release is subject to completion of the Company's quarter-end close procedures and further financial review. These estimates are preliminary, unaudited and are inherently uncertain. During the course of the preparation of our condensed consolidated financial statements and related notes, and completion of our financial close and review procedures for the three and six months ended June 30, 2020, adjustments to the preliminary estimates may be identified, and such adjustments may be material. In addition, other developments may arise between now and the time the financial statements for the three and six months ended June 30, 2020 are finalized. These preliminary estimates should not be viewed as a substitute for full interim financial statements prepared in accordance with GAAP, and they should not be viewed as indicative of our results for any future period. Actual results for the three and six months ended June 30, 2020 and future periods could differ materially from the estimates, trends and expectations discussed below. Accordingly, you should not place undue reliance on such estimates. The Company currently expects to file its second quarter 2020 Form 10-Q on or about July 30, 2020.

Preliminary Second Quarter 2020 Highlights:

The Company expects to report:

•	Net revenues of $343 million

•	Net loss from continuing operation of ($164) million

•	Adjusted EBITDA of $16 million (see table below for non-GAAP reconciliation)

◦	$15 million was timing favorability of employee retention tax credits

•	Net cash provided by operating activities from continuing operations of $73 million ($130 million for the six months ended June 30)

•	Adjusted Free cash flow from continuing operations of $166 million ($88 million for the six months ended June 30) (see table below for non-GAAP reconciliation)

•	Cash and cash equivalents at the end of June of $1.05 billion

Update to 2020 Outlook

The Company is withdrawing its previous outlook for 2020 full year Adjusted Free cash flow from continuing operations of $100 million to $150 million and instead is targeting to be Adjusted Free cash flow positive for the full year. The Company’s previous guidance in early May was based on pre-opening projections. The revised outlook is based on current trends including the continued uncertainty around COVID-19 and related impacts to travel. The Company’s new guidance assumes a 60% reduction in tour volumes in the second half of 2020 over the prior year and reflects continued elevated level of vacation cancellation activity. New booking activity is in line with prior year levels but cancellations have remained elevated for longer than anticipated and reflects consumer caution around travel in light of the spread of COVID-19 in the U.S. The Company had previously withdrawn its normal comprehensive outlook on March 25, 2020.

Presentation of Financial Information

Financial information discussed in this press release includes non-GAAP financial measures, such as Adjusted EBITDA and Adjusted Free cash flow, which include or exclude certain items. The Company utilizes non-GAAP measures on a regular basis to assess performance of its reportable segments and allocate resources. These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons and are helpful to investors when considered with GAAP measures as an additional tool for further understanding and assessing the Company’s ongoing operating performance by adjusting for items which in our view do not necessarily reflect ongoing performance. Management also internally uses these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Exclusion of items in the Company’s non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring. Full reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures for the reported periods appear in the financial schedules that follow. See definitions set forth on the financial schedules for an explanation of our non-GAAP measures.

Second Quarter 2020 Financial Results Conference Call

The Company will release second quarter 2020 financial results on Thursday, July 30, 2020, before market open, followed by a conference call at 8:00 a.m. ET. Michael D. Brown, President and CEO, and Michael Hug, CFO, will discuss the Company's financial performance and business outlook.

Participants may listen to a simultaneous webcast of the conference call, which may be accessed through the Company's website at investor.wyndhamdestinations.com, or by dialing 800-459-5346, passcode WYND, 10 minutes before the scheduled start time. For those unable to listen to the live broadcast, an archive of the webcast will be available on the Company's website for 90 days beginning at 12:00 p.m. ET on July 30, 2020. Additionally, a telephone replay will be available for four days beginning at 12:00 p.m. ET on July 30, 2020 at 800-839-5204.

The following condensed table reconciles Net (loss)/income from continuing operations to Adjusted EBITDA for each of the periods presented below:

(Loss)/income from continuing operations to Adjusted EBITDA (Unaudited)
	Three Months Ended June 30th (Preliminary)	Three Months Ended June 30th (Actual)
(in millions)	2020	2019

Net (loss)/income from continuing operations	$(164)	$118
Separation and related costs	0	22
Impairments & Restructuring (a)	61	1
COVID-19 related costs & other (b)	29	0
Taxes (c)	(21)	(5)
Adjusted net (loss)/income from continuing operations	(95)	135
Income taxes on adjusted net income	32	49
Stock‑based compensation expense (d)	6	5
Depreciation	29	27
Interest expense	46	40
Interest income	(2)	(2)
Adjusted EBITDA (e)	$16	$255

(a) For the three months ended June 30, 2020, the preliminary estimated results include $22 million of restructuring and $24 million of impairment related to the decisions to abandon the remaining portion of administrative offices in New Jersey as well as $14 million of impairment charges for other assets.
(b) Includes primarily employee compensation related expenses as a result of COVID-19.
(c) Amounts represent the estimated tax effect of the adjustments.
(d) All stock based compensation is excluded from Adjusted EBITDA.
(e) Adjusted EBITDA is a non-GAAP measure, defined by the Company as net (loss)/income before depreciation and amortization, interest expense (excluding consumer financing interest), early extinguishment of debt, interest income (excluding consumer financing revenues) and income taxes. Adjusted EBITDA also excludes stock based compensation costs, separation and restructuring costs, transaction costs, impairments, gains and losses on sale/ disposition of business, and items that meet the conditions of unusual and/or infrequent. We believe that when considered with GAAP measures, Adjusted EBITDA is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods. We also internally use this measure to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Adjusted EBITDA should not be considered in isolation or as a substitute for net (loss)/ income or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.

The following table reconciles net cash provided by operating activities to free cash flow from continuing operations and Adjusted Free cash flow from continuing operations for each of the periods presented below:

Adjusted Free cash flow from Continuing Operations (Unaudited)
	For the three months ended June 30, 2020 (Preliminary)	For the three months ended June 30, 2019 (Actual)	For the six months ended June 30, 2020 (Preliminary)	For the six months ended June 30, 2019 (Actual)
	(in millions)
Net cash provided by operating activities from continuing operations	$73	$114	$130	$266
Property and equipment additions	(18)	(30)	(39)	(50)
Sum of proceeds and principal payments of non‑recourse vacation ownership debt	89	(83)	(33)	17
Free cash flow from continuing operations (a)	$144	$1	$58	$233
Separation and other adjustments (b)	21	49	30	$65
Adjusted Free cash flow from continuing operations (c)	$166	$50	$88	$298

(a) Free cash flow from continuing operations (FCF) is a non-GAAP measure, defined by the Company as net cash provided by operating activities from continuing operations less property and equipment additions (capital expenditures) plus the sum of proceeds and principal payments of non-recourse vacation ownership debt. The Company believes FCF to be a useful operating performance measure to evaluate the ability of its operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, its ability to grow its business through acquisitions and equity investments, as well as its ability to return cash to shareholders through dividends and share repurchases. A limitation of using FCF versus the GAAP measures of net cash provided by operating activities as a means for evaluating Wyndham Destinations is that FCF does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.
(b) Includes cash paid for separation related activities and transaction costs for acquisitions and divestitures in 2019 and certain COVID-19 related payments in 2020.
(c) Adjusted Free cash flow from continuing operations is a non‑GAAP measure, defined by the Company as net cash provided by operating activities from continuing operations less property and equipment additions (capital expenditures) plus the sum of proceeds and principal payments of non‑recourse vacation ownership debt, while also adding back transaction costs for acquisitions and divestitures, certain COVID-19 related payments in 2020 and separation adjustments associated with the spin-off of the hotel business (“Spin-off”) Wyndham Hotels & Resorts, Inc.
About Wyndham Destinations
Wyndham Destinations, Inc. (NYSE:WYND) believes in putting the world on vacation. As the world’s largest vacation ownership and exchange company, Wyndham Destinations offers everyday travelers the opportunity to own or exchange their vacation experience while enjoying the quality, flexibility and value that Wyndham delivers. The Company’s global presence in approximately 110 countries means more vacation choices for its more than four million members and owner families, with 230 resorts which offer a contemporary take on the timeshare model - including vacation club brands Club Wyndham®, WorldMark® by Wyndham, and Margaritaville Vacation Club® by Wyndham - and 4,200+ affiliated resorts through RCI, the world’s leader in vacation exchange. Year after year, a worldwide team of more than 17,000 associates delivers exceptional vacation experiences to families around the globe as they make memories to last a lifetime. At Wyndham Destinations, our world is your destination. Learn more at WyndhamDestinations.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements are any statements other than statements of historical fact, including statements regarding our expectations, beliefs, hopes, intentions or strategies regarding the future. In some cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “expects,” “should,” “believes,” “plans,” “anticipates,” “estimates,” “predicts,” “potential,” “continue,” “future” or other words of similar meaning. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the Company’s current views and expectations with respect to its future performance and operations (including the statements in the “Update to 2020 Outlook” section of this press release) and other anticipated future events and expectations that are not historical facts.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the potential impact of the COVID-19 pandemic and our related contingency plans and cost and investment reductions on our business, vacation ownership interest sales and tour flow and liquidity, general economic conditions, the performance of the financial and credit markets, access to liquidity, capital and financing as a result of COVID-19 and the terms and cost thereof, as well as the Company’s credit rating, the competition in and the economic environment for the timeshare industry, the impact of war, terrorist activity, political strife, severe weather events and other natural disasters, pandemics (including the COVID-19 pandemic) or threats of pandemics, operating risks associated with the vacation ownership and vacation exchange businesses, uncertainties related to our ability to realize the anticipated benefits of the Spin-Off or the divestiture of our North American and European vacation rentals businesses or the acquisition of Alliance Reservations Network (“ARN”), unanticipated developments related to the impact of the Spin-off, the divestiture of our North American and European vacation rentals businesses, the acquisition of ARN and related transactions, including any potential impact on our relationships with our customers, suppliers, employees and others with whom we have relationships, and possible disruption to our operations, our ability to execute on our strategy, the timing and amount of future dividends and share repurchases, if any, as well as those described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2020, its Quarterly Report on Form 10-Q filed with the SEC on May 6, 2020 and subsequent periodic reports filed with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, subsequent events or otherwise.
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Investor Contact: Christopher Agnew Senior Vice President, FP&A and Investor Relations (407) 626-4050 Christopher.Agnew@wyn.com	Media Contact: Steven Goldsmith Public Relations (407) 626-5882 Steven.Goldsmith@wyn.com
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